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                                                   Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                         ---------------------------
                       FISHER & PAYKEL INDUSTRIES LIMITED
            (Exact name of registrant as specified in its charter)

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

                               NEW ZEALAND                                           NOT APPLICABLE
     (State or other jurisdiction of incorporation or organization)       (I.R.S. Employer Identification No.)

                             15 MAURICE PAYKEL PLACE
                                   EAST TAMAKI
                              AUCKLAND, NEW ZEALAND
                                011 64 9 574 0100
           (Address of Principal Executive Offices including Zip Code)

   FISHER & PAYKEL HEALTHCARE CORPORATION LIMITED EMPLOYEE STOCK PURCHASE PLAN
          FISHER & PAYKEL HEALTHCARE (NORTH AMERICAN) SHARE OPTION PLAN
                            (Full title of the Plan)

                               JUSTIN P. CALLAHAN
                         22982 ALCALDE DRIVE, SUITE 101
                             LAGUNA HILLS, CA 92653
                                 (949) 470-3900
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               ALAN H. PALEY, ESQ.
                              DEBEVOISE & PLIMPTON
                                919 THIRD AVENUE
                               NEW YORK, NY 10022
                                 (212) 909-6000

                         CALCULATION OF REGISTRATION FEE
================================================================================
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

                                              Proposed maximum     Proposed maximum
Title of securities     Amount to be          offering price per   aggregate offering      Amount of
to be registered        registered            unit                 price                   registration fee
------------------      ---------------       ------------------   ------------------      ----------------
Ordinary Shares(1)       3,000,000 (2)        $4.50(3)             $13,500,000  (3)        $3,375
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================================================================================
1.       The ordinary shares ("Ordinary Shares") of Fisher & Paykel Industries
         Limited (the "Company") being registered hereunder will be offered pursuant to the Fisher & Paykel Healthcare Corporation Limited Employee
         Stock Purchase Plan, and Fisher & Paykel Healthcare (North American)
         Share Option Plan (collectively, the "Plans"). Ordinary Shares under the Plans may be delivered in the form of American Depositary Shares of the Company, each representing four Ordinary Shares,  ("ADSs"), which will be represented by American Depositary Receipts ("ADRs").

2. Such indeterminate number of additional Ordinary Shares as may be distributed by the operation of the recapitalization provisions of the Plan is hereby also registered.

3. Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee.


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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Incorporated by reference in this Registration Statement are the following documents heretofore filed by Fisher & Paykel Industries Limited, which will change its name to Fisher & Paykel Healthcare Corporation
Limited (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission"):

(a) The Company's registration statement on Form F-1, as amended, (File No. 333-69322) (the "Registration Statement"), filed with the Commission under the Securities Act of 1933, as amended, containing the Company's audited financial statements as of March 31, 2000 and 2001 and for the fiscal years ended March 31, 1999, 2000 and 2001;

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the most recent fiscal year covered by the Registration Statement; and

(c) The descriptions of the Company's Ordinary Shares and the ADSs set forth in the Company's registration statement on Form 8-A, as amended, (File No. 000-33171), filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company entered into a deed of indemnity, dated August 10, 2001, for the benefit of its then existing and former directors, and the persons who were appointed directors upon completion of the reorganization, and for the benefit of its employees. This deed of indemnity also applies to directors (including former directors) and employees of subsidiaries of the Company.

         The Company has agreed to indemnify each of these persons, to the fullest extent permitted by applicable law, for:



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o        any costs incurred by such person in any proceeding that relates to liability for any act or omission in such person's capacity as a director, proposed director or employee in which judgment is given in such person's favor, such person is acquitted, or the proceeding is discontinued, and

o any liability for any act or omission in such person's capacity as a director, proposed director or employee and costs incurred by such person in defending or settling any claim or proceeding relating to any such liability, other than (i) liability to the Company or any of its related companies, (ii) criminal liability, (iii) in the case of a director or proposed director, liability in respect of a breach of the duty to act in good faith and in such manner as the director believes to be in the best interests of the Company or the relevant subsidiary, or (iv) in the case of an employee, liability in respect of a breach of any fiduciary duty owed to the Company or the relevant subsidiary.

         The Company also obtained insurance, to the fullest extent permitted by applicable law, for the benefit of its then existing and former directors, and the persons who were appointed directors upon completion of the reorganization, and for the benefit of its employees. This insurance is also for the benefit of directors (including former directors) and employees of subsidiaries of the Company. The Company will pay the full cost of this insurance policy. This insurance will only apply in respect of:

o liability, excluding criminal liability, for any act or omission in such person's capacity as a director, proposed director or employee,

o costs incurred by a director, proposed director or employee in defending or settling any claim or proceeding relating to any such liability, and

o costs incurred by a director, proposed director or employee in defending any criminal proceedings that have been brought against the director, proposed director or employee in relation to any act or omission in such director's capacity as a director, proposed director or employee and in which the director, proposed director or employee is acquitted.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page 8.

Item 9.  UNDERTAKINGS

         (a) RULE 415 OFFERING. The undersigned Registrant hereby undertakes:




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                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) include any Prospectus required by Section 10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (ii) reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

         (b) SUBSEQUENT EXCHANGE ACT DOCUMENTS. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                  SIGNATURES
                                  ----------

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auckland, New Zealand on November 9, 2001.



                                              FISHER & PAYKEL INDUSTRIES LIMITED
                                              By: /s/ W. Lindsay Gillanders
                                                  ------------------------------
                                              Name:  W. Lindsay Gillanders
                                              Title: Executive Director


                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints W. Lindsay Gillanders, Michael G. Daniell and Antony G. Barclay and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                              Title                                Date
----------                                              -----                                ----

/s/ Gary A. Paykel                                      Managing Director, Chief Executive   November  9, 2001
--------------------                                    Officer
Gary A. Paykel

/s/ David B. Henry                                      Finance Director, Chief Financial    November  9, 2001
--------------------                                    Officer
David B. Henry

/s/ Maurice Paykel                                      Director                             November  9, 2001
--------------------
Maurice Paykel

/s/ Colin J. Maiden                                     Director                             November  9, 2001
--------------------
Colin J. Maiden




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
/s/ John W. Gilks                                       Director                             November 9, 2001
-------------------------
John W. Gilks

/s/ Norman M.T. Geary                                   Director                             November  9, 2001
-------------------------
Norman M.T. Geary

/s/ W. Lindsay Gillanders                               Executive Director, Company          November 9, 2001
-------------------------                               Secretary
W. Lindsay Gillanders

/s/ Donald D. Rowlands                                  Director                             November 9, 2001
-------------------------
Donald D. Rowlands

/s/ J. Julian A. Williams                               Technical Director                   November 9, 2001
-------------------------
J. Julian A. Williams

/s/ Justin P. Callahan                                  Authorized Representative in the     November 9, 2001
-------------------------                               United States
Justin P. Callahan

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                               INDEX TO EXHIBITS
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
EXHIBIT NO.         DESCRIPTION OF EXHIBIT
-----------         ----------------------

4.1                 Constitution of the Company (incorporated by reference to Exhibit 3.1 to the Company's
                    Registration Statement on Form F-1 (File No. 333-69322))

4.2                 Form of Deposit Agreement (incorporated by reference to Exhibit (a) to the Company's
                    Registration Statement on Form F-6 (File No. 333-13924))

4.3                 Form of American Depositary Receipt (included in Exhibit 4.2 to this registration statement)

5.1                 Opinion of Bell Gully, New Zealand solicitors to the Company

23.1                Consent of Bell Gully, New Zealand solicitors to the Company (included in Exhibit 5.1 to this registration statement)

23.2                Consent of PricewaterhouseCoopers

23.3                Consent of Deloitte Touche Tohmatsu

23.4                Consent of Debevoise & Plimpton

24.1                Power of Attorney (included in Part II of this registration statement)

99.1                Form of Fisher & Paykel Healthcare (North American) Share Option Plan (incorporated by reference to Exhibit 10.4 to the Company's Registration
                    Statement on Form F-1 (File No. 333-69322))

99.2                Form of Fisher & Paykel Healthcare Corporation Limited Employee Stock Purchase Plan
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